UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): November 17, 2021

GPB Automotive Portfolio, LP

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-56285	35-2484347
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

535 W. 24th Street, 6th Floor, New York, NY 10011

(Address of principal executive offices) (Zip code)

(877) 489-8484
Registrant’s Telephone Number, including Area Code

N/A
(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b):

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	None	None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.01	Completion of Acquisition or Disposition of Assets.

As previously disclosed on September 12, 2021, GPB Portfolio Automotive, LLC, a Delaware limited liability company, (the "Company"), Capstone Automotive Group, LLC, a Delaware limited liability company, Automile Parent Holdings, LLC, a Delaware limited liability company, and Automile TY Holdings, LLC, a Delaware limited liability company (each, a “Seller” and collectively, the “Sellers”), and Prime Real Estate Holdings, LLC, a Delaware limited liability company (the “Real Estate Equity Seller” and, together with the Sellers, the “Seller Parties” and, together with their respective subsidiaries, the “Selling Entities”), which are direct or indirect subsidiaries of GPB Automotive Portfolio, LP, a Delaware limited partnership (the “Partnership”), entered into a Purchase Agreement (the “Purchase Agreement”) with Group 1 Automotive, Inc., a Delaware corporation (the "Purchaser"), pursuant to which the Selling Entities have agreed to sell substantially all of the assets or equity of the Selling Entities, including, but not limited to the Selling Entities’ real property (including certain equity of entities owning real property), vehicles, parts and accessories, goodwill, permits, intellectual property and substantially all contracts, that relate to their automotive dealership and collision center businesses, and excluding certain assets such as cash and certain receivables (the "Transaction").

On November 17, 2021, the Selling Entities completed the sale of substantially all of its assets, including real estate, three collision centers, and 27 Prime Automotive Group dealerships operating under the names of: Acura Westwood, Audi Westwood, BMW of Norwood, South Shore BMW, Saco CJDR, World CJDR, Ford Saco, Ford Auburn, Prime Buick GMC, Staten Island GMC, Rockville Centre GMC, Prime Honda Boston, Prime Honda Saco, Prime Honda 128, Land Rover Hanover, Mazda Westwood, Mercedes-Benz of Westwood, Mercedes-Benz of Scarborough, Mercedes-Benz of Hanover, Mercedes-Benz of Manchester, South Shore MINI, Porsche Westwood, Bill Kolb, Jr. Subaru, World Subaru, Volvo South Shore, Volkswagen Norwood and Volkswagen Saco (the “Initial Disposition”). On November 18, 2021, the Selling Entities completed the sale of a 28th Prime Automotive Group dealership, Toyota Saco. The aggregate consideration for all of the 28 dealership purchases was approximately $828.4 million after taking into account the payoff of approximately $80.7 million in floorplan financing and lease deposits. The aggregate consideration is subject to customary post-close adjustments. In summary, of the 30 dealerships originally announced, the Selling Entities have closed on 28 dealerships. One additional dealership was contracted by Prime Auto Group to be sold to a third party as per an agreement with the Purchaser, and to date, one additional dealership has not received approval for transfer.

The foregoing description of the Purchase Agreement is a summary only and is qualified in its entirety by reference to the complete text of the Purchase Agreement, which was previously filed as Exhibit 2.1 to the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2021 filed on November 15, 2021 and incorporated herein by reference.

Item 2.04	Triggering events that accelerate or increase a direct financial obligation or an obligation under an off-balance sheet arrangement.

The closing of the Transaction discussed in Item 2.01 above triggered the Company's obligation to provide accelerated repayment, pursuant to the Amended and Restated Credit Agreement, by and between GPB Prime Holdings, LLC, Automile Parent Holdings, LLC, Automile TY Holdings, LLC, AMR Real Estate Holdings, LLC and M&T Bank Corporation dated October 2017, of approximately $225.3 million of mortgage and floorplan debt (inclusive of the $80.7 million in floorplan financing and lease deposits discussed above).

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 23, 2021

GPB Automotive Portfolio, LP

By:	/s/ Michael Frost
Michael Frost
President, Highline Management Inc.
(Principal Executive Officer)